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                                                                    EXHIBIT 22.1
                           SUBSIDIARIES OF REGISTRANT


Accumulation Interest Corporation (Delaware)
American MedCAP, Inc. (Texas)
Bankers Life and Casualty Company of New York (New York)
Bankers Multiple Line Insurance Company (Illinois)
BML Agency, Inc. (Illinois)
BML Agency, Inc. of Ohio (Ohio)
Care Financial Corporation (Delaware)
Constitution Life Insurance Company (Kentucky)
Dallas Insurance Service Company (Texas)
Facilities Management Installation, Inc. (Delaware)
I.C.H. Financial Services, Inc. (Delaware)
Independence National, Inc. (Delaware)
Integrity National Life Insurance Company (Pennsylvania)
Investment Dissolution Corporation (Missouri)
Modern American Life Insurance Company (Missouri)
NACT, Inc. (Texas)
Philadelphia American Life Insurance Company (Pennsylvania)
Philadelphia American Property Corporation (Texas)
REO Holding Corporation (Illinois)
Southeast Agency, Inc. (Florida)
Southeast Title and Insurance Company (Florida)
Southwestern Life Insurance Company (Texas)
SWL Holding Corporation (Delaware)
Union Bankers Insurance Company (Texas)
Western Pioneer Corporation (Kentucky)
Western Pioneer Life Insurance Company (Kentucky)

*Some of the names of the direct or indirect subsidiaries of Registrant may be omitted, provided, when considered in the aggregate, all omitted subsidiaries do not constitute a significant subsidiary.